EXHIBIT 32

CERTIFICATE PURSUANT TO

18 U.S.C. SECTION 1350

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

Certification pursuant to

18 U.S.C. Section 1350,

as adopted pursuant to

Section 906 of the Sarbanes-Oxley Act of 2002

Alvin B. Parmiter, President and Chief Executive Officer and Sherman Crum, Controller and Principal Financial Officer of Community Savings Bancorp, Inc. (the “Company”) each certify in their capacity as officers of the Company that they have reviewed the Annual Report of the Company on Form 10-K for the fiscal year ended June 30, 2018 and that to the best of their knowledge:

(1)	the Report fully complies with the requirements of Sections 13(a) of the Securities Exchange Act of 1934; and

(2)	the information contained in the report fairly presents, in all material respects, the financial condition and results of operations of the Company.

September 28, 2018	/s/Alvin B. Parmiter
Date	Alvin B. Parmiter
President and Chief Executive Officer

September 28, 2018	/s/Sherman Crum
Date	Sherman Crum
Controller and Principal Financial Officer